UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30719	77-0490705
(Commission File Number)	(IRS Employer Identification No.)

189 Bernardo Avenue, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

(650) 230-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 7: Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No	Description of Exhibit
99.01	Press release dated July 22, 2003.

ITEM 9: Regulation FD Disclosure.

This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No.33-8216.

On July 22, 2003, Handspring, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter ended June 28, 2003.

The earnings press release, which has been attached as Exhibit 99.01, discloses certain financial measures that may be considered “non-GAAP” financial measures in certain circumstances. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Each non-GAAP financial measure presented in the earnings press release is included because our management uses this information to monitor and evaluate on-going operating results and trends excluding certain items. The non-GAAP financial measures used within our earnings press release exclude the following:

•	one-time Sunnyvale lease restructuring charge; and

•	non-cash charges for amortization of deferred stock compensation and amortization and subsequent impairment of intangible assets.

The Sunnyvale lease restructuring charge reflects a one-time transaction that management believes should not be used as an indication of future performance. The non-cash amortization of deferred stock compensation relates to stock options granted prior to our initial public offering in June 2000, and will decline in subsequent quarters until fiscal 2005. The non-cash amortization and the subsequent impairment of intangible assets relates to the 2001 acquisition of BlueLark Systems. Consequently, excluding those charges from our operating results provides users of the financial statements important insights into our operating results and related trends that affect our core business.

However these measures should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC
Date: July 22, 2003	By:	/s/ WILLIAM R. SLAKEY

William R. Slakey
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.01	Press release dated July 22, 2003.